UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2010, United Technologies Corporation (“UTC”) announced that Margaret M. Smyth will become Vice President and Chief Financial Officer for UTC’s Hamilton Sundstrand business unit effective January 1, 2011. Ms. Smyth will lead Hamilton Sundstrand’s worldwide finance organization, including the financial planning and analysis, accounting, and internal control functions, and serve as a member of Hamilton Sundstrand’s senior leadership team. She will join Hamilton Sundstrand on October 1, 2010 and work closely with Peter F. Longo, who currently holds that position, in order to provide a seamless transition during the remainder of 2010. Ms. Smyth has served as Vice President, Controller for UTC since 2007. Prior to joining UTC, Ms. Smyth was Vice President and Chief Accounting Officer for 3M and was a senior partner at both Deloitte & Touche and Arthur Andersen & Co.

(c) UTC also announced that Peter F. Longo will become UTC’s Vice President and Controller effective January 1, 2011. Mr. Longo has served as Hamilton Sundstrand’s Vice President and Chief Financial Officer since 2005 and previously served as Vice President and Chief Financial Officer for UTC’s Sikorsky Aircraft business unit from 2003 through 2005. He is 51 years old and joined UTC in 1988 at its Pratt & Whitney business unit, where he held several key positions including Vice President, Controller, and Vice President, Chief Information Officer & ERP Program Director. During the period through December 31, 2010, John E. Stantial, Assistant Controller, Financial Reporting, will serve as interim UTC Controller, reporting directly to Gregory J. Hayes, UTC’s Senior Vice President and Chief Financial Officer. Mr. Hayes will also serve as UTC’s chief accounting officer during the transition period. Mr. Stantial has served as an Assistant Controller for UTC since 2007 and previously served as Director, Financial Reporting from 2005 through 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: September 24, 2010	By:	/S/ KATHLEEN M. HOPKO
Kathleen M. Hopko
Vice President, Secretary and Associate General Counsel